UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACTOF 1934

June 22, 2012

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL		60606-1596
(Address of Principal Executive Offices)		(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2012, The Boeing Company (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the election of Raymond L. Conner as Executive Vice President, President and Chief Executive Officer, Boeing Commercial Airplanes, effective immediately. Mr. Conner replaces James F. Albaugh in that position. Mr. Albaugh has announced that he will retire from the Company on October 1, 2012.

Mr. Conner, 57, has served as the Company’s Senior Vice President of Sales and Customer Support, Boeing Commercial Airplanes since August 2011. Prior to that, he served as the Company’s Vice President and General Manager, Supply Chain Management and Operations, Boeing Commercial Airplanes from December 2008 until August 2011. From December 2007 until December 2008, Mr. Conner served as Vice President of Sales, Boeing Commercial Airplanes. Prior to that, between February 2003 and December 2007, Mr. Conner was Vice President of Sales (Americas), Boeing Commercial Airplanes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr

Michael F. Lohr
Vice President, Assistant General Counsel
and Corporate Secretary

Dated: June 26, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated June 26, 2012